                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        DIAGNOSTIC PRODUCTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     [DIAGNOSTIC PRODUCTS CORPORATION LOGO]
                             5700 WEST 96TH STREET
                             LOS ANGELES, CA 90045

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 8, 2001

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Diagnostic Products Corporation will be held at the Company's offices at 5700 West 96th Street, Los Angeles, California, on May 8, 2001, at 2:30 p.m. local time, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to the Board of Directors are:
        Sidney A. Aroesty, Frederick Frank, Maxwell H. Salter, Dr. James D. Watson, Ira Ziering and Michael Ziering.

     2. To approve the amendment of the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 1,000,000 shares and to limit the maximum number of shares with respect to which options may be granted to any person in any fiscal year.

     3. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business, March 16, 2001, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

     SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING PERSONALLY ARE REQUESTED BY MANAGEMENT TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY.

                                         By Order of the Board of Directors

                                              MARILYN ZIERING
                                                 Secretary
March 29, 2001

                     [DIAGNOSTIC PRODUCTS CORPORATION LOGO]

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 2001

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Diagnostic Products Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the Company's executive offices located at 5700 West 96th Street, Los Angeles, California, on May 8, 2001, at 2:30 p.m. local time, and any adjournments thereof. It is expected that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about March 29, 2001.

     The expenses for soliciting proxies for the Annual Meeting will be paid by the Company. Proxies may be solicited by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                               VOTING PROCEDURES

     Only shareholders of record of the Company's Common Stock at the close of business on March 16, 2001, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. On that date, there were 13,941,574 shares of Common Stock outstanding and entitled to vote at the Meeting, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

     All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the shareholder. If no vote is indicated, the proxy will be voted FOR the Board of Directors' nominees for director and FOR the other proposals. A shareholder may revoke his proxy at any time before it has been voted by notifying the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the Meeting.

     If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee, if the nominee's name was placed in nomination prior to the voting. In cumulative voting, each shareholder is entitled in the election of directors to one vote for each voting share held by him multiplied by the number of directors to be elected and may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. See "Election of Directors."

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The shareholders are being asked to elect six directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the Board of Directors' nominees, all of whom are currently serving as directors, unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect. If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to distribute votes among the nominees in such proportions as they may see fit, unless otherwise specifically instructed. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     The following information is supplied with respect to the nominees:

                                                     PRINCIPAL                    DIRECTOR
            NAME              AGE                   OCCUPATION                     SINCE
----------------------------  ---   -------------------------------------------   --------
Sidney A. Aroesty             54    Senior Vice President and Chief Operating       1981
                                    Officer
Frederick Frank               68    Vice Chairman, Lehman Brothers Inc.             1996
Maxwell H. Salter             81    Chairman of the Board and Chief                 1982
                                    Executive Officer, Benos
James D. Watson, Ph.D.        72    President, Cold Spring Harbor Laboratory        1987
Ira Ziering                   42    Vice President, International                   2000
Michael Ziering               44    Chairman and Chief Executive Officer            1994

     Mr. Aroesty was elected Chief Operating Officer in February 2000. He has held various positions at the Company since 1978, including Senior Vice President, Operations from 1997 to 2000, consultant from 1994 to 1997, and executive officer from 1978 to 1994.

     Mr. Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which he joined as a partner in 1969. He is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank serves as a director of Pharmaceutical Product Development Corporation, Digital Arts & Sciences, Inc., eSoft, Incorporated and Landec Corporation. He is Chairman of the National Genetics Foundation, a Member of the Salk Institute National Council, a Director of the Salk Institute, the President of the Board of Trustees of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources.

     Mr. Salter is Chairman of the Board and Chief Executive Officer of Benos, a chain of family clothing stores in which Mr. Salter has been a principal since 1946.

     Dr. Watson has been President of Cold Spring Harbor Laboratory of New York, a genetics and biotechnology research center, since 1994. He served as the Director of Cold Spring Harbor Laboratory from

1968 to 1994. Dr. Watson received the Nobel prize in 1962 for his part in the discovery of the double helix structure of the DNA molecule. Dr. Watson is also a director of Pall Corporation.

     Mr. Ira Ziering joined the Company in 1996 as Manager of International Business. He served as President of the Company's subsidiary, DPC France, from 1997 to 1999, when he was elected Vice President, International. Mr. Ziering is a graduate of Boston University Law School and Harvard Divinity School. Prior to joining the Company he practiced civil law in Los Angeles, California.

     Mr. Michael Ziering was elected Chief Executive Officer in 1999. He joined the Company in 1986 as legal counsel, and served as Vice
President-Administration from 1988 until 1994 and as President and Chief Operating Officer from 1994 to 1999.

     Michael Ziering and Ira Ziering are brothers and the sons of Marilyn Ziering, an executive officer and more than 10% shareholder of the Company. See "Ownership of Common Stock" for information concerning the beneficial ownership of the Company's Common Stock by nominees for director.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held three meetings in 2000. The Board of Directors has appointed standing Executive, Audit, Compensation and Stock Option Committees. The Executive Committee, whose members are Michael Ziering, Sidney
A. Aroesty and Maxwell H. Salter, may exercise the full authority of the Board, subject to certain statutory limitations. For information concerning the Audit Committee, see "Report of the Audit Committee." For information concerning the Compensation and Stock Option Committees, see "Report of the Compensation and Stock Option Committees on Executive Compensation." The Board of Directors has not designated a nominating committee. Frederick Frank, a member of the Audit and Compensation Committees, attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and committees on which he served during 2000.

COMPENSATION OF DIRECTORS

     In 2000, non-employee directors of the Company received director's fees of $24,000 in the case of each of Frederick Frank and James D. Watson and $12,000 in the case of Maxwell H. Salter. Non-employee directors were also reimbursed their out-of-pocket expenses for attending Board and Committee meetings.

                                   PROPOSAL 2

              APPROVAL OF AMENDMENT OF THE 1997 STOCK OPTION PLAN

     The shareholders are being asked to approve the amendment of the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock that may be issued under the Plan from 1,000,000 shares to 2,000,000 shares, and to limit the maximum number of shares with respect to which options may be granted to any person in any fiscal year. The 1,000,000 share increase represents approximately 7% of the outstanding shares of Common Stock.

     The Board of Directors has approved the amendment of the Plan subject to shareholder approval. The proposed amendment is intended to ensure that the Company will be able to continue to grant stock options to attract and retain the best available personnel, to provide incentives to employees, directors and consultants, and to promote the success of the Company's business. The amendment will also enable the Company to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Plan was adopted by the Board on February 14, 1997 and approved by the shareholders on May 5, 1997. On September 8, 1999, the Board amended the Plan to provide that all options will become immediately exercisable in the event of a "change in control," as described below under "Sale, Merger, Change in Control."

     The following summary of the principal provisions of the Plan is subject to the full text thereof. A copy of the Plan may be obtained from the Company by any shareholder upon written request.

GENERAL NATURE AND PURPOSE OF THE PLAN

     Options granted under the Plan may be either incentive stock options under
Section 422 of the Code, or non-qualified stock options. The underlying objective of the Plan is to further the interests of the Company by strengthening the desire of employees and consultants to continue their employment with the Company and by inducing individuals to become employees, directors and consultants of the Company through the grant of stock options, and to enable such persons to acquire an equity interest in the Company.

SECURITIES SUBJECT TO THE PLAN

     If this proposal is approved, an aggregate of 2,000,000 shares of the Company's Common Stock will be reserved for issuance under the Plan. The closing price of the Common Stock on March 14, 2001 was $53.98 per share. As of December 31, 2000, 45,600 shares had been issued under the Plan and 814,600 shares were subject to outstanding options. Accordingly, if this proposal is approved, there will be 1,139,800 shares available under the Plan for future option grants.

     At December 31, 2000, the Company also had 410,290 options outstanding under the 1990 Stock Option Plan, which was approved by the shareholders in 1991. A total of 1,000,000 shares are authorized for issuance under this plan, of which 479,204 shares have been issued. No additional options will be granted under this plan.

     In the event of any change in the number of outstanding shares of the Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares or other similar transactions, appropriate and proportionate adjustment will be made in the number of shares to which outstanding options relate and the exercise price per share.

ADMINISTRATION

     The Plan may be administered either by a Stock Option Committee consisting of at least two directors appointed by the Board of Directors or by the Board of Directors. Currently the Plan is administered by a Committee consisting of Maxwell H. Salter, James D. Watson and Michael Ziering. A sub-committee consisting of Messrs. Salter and Watson has sole authority with respect to option grants to officers who are subject to Section 16 of the Securities Exchange Act of 1934. The Board of Directors retained authority with respect to the grant of options to non-employee directors.

     The Committee has full authority, subject to the provisions of the Plan, to grant options, to designate the optionees and terms of the options, to establish rules and regulations which the Committee deems appropriate for the proper administration of the Plan, and to interpret and make determinations under the Plan. Members of the Committee serve at the discretion of the Board.

ELIGIBILITY

     Non-qualified options may be granted to persons who are employees, directors, consultants or advisors of the Company or any subsidiary or parent company of the Company. Incentive options may be granted only to employees of the Company or any subsidiary or parent of the Company. At December 31, 2000, the Company had 1,767 employees and three non-employee directors who were eligible to receive options under the Plan. At December 31, 2000, all executive officers as a group (8 persons) held options to purchase an aggregate of 349,780 shares, non-employee directors as a group (3 persons) held options to purchase an aggregate of 70,000 shares, and all employees as a group (other than executive officers) held options to purchase an aggregate of 805,110 shares of Common Stock. For information concerning stock option grants to certain executive officers of the Company in the past three fiscal years, see "Executive Compensation."

TERMS AND CONDITIONS OF OPTIONS

     Subject to the terms of the Plan, the Committee determines the term, vesting schedule and exercise price of each option. Options must terminate no event later than ten years after the grant date (five years with respect to incentive options granted to an optionee who owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the outstanding Common Stock of the Company or any subsidiary on the grant date). The exercise price of an incentive option may not be less than 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of incentive options granted to a person who on the grant date owns or is considered to own more than 10% of the outstanding Common Stock).

     If the amendment is approved, the maximum number of shares with respect to which options may be granted to any person in any fiscal year will be 200,000 shares. In connection with a person's commencement of full-time employment, he or she may be granted options for up to an additional 200,000 shares. These limits will be adjusted in connection with changes in the Company's capitalization or a corporate transaction. The Plan did not previously limit the number of options that could be granted to individuals.

     If the aggregate fair market value (determined at the time each incentive option is granted) of Common Stock for which all incentive options held by an optionee (whether granted under the Plan or any other plan of the Company) are exercisable for the first time during any calendar year exceeds $100,000, the amount of such excess will be treated as a non-qualified option.

     The exercise price of an option is payable in cash or, with the approval of the Committee, in shares of the Company's Common Stock that have been owned by the optionee for at least six months, by full recourse promissory note secured by the shares purchased, by cancellation of indebtedness of the Company to the optionee, by waiver of compensation due or accrued for services rendered, or through a same day sale arranged through a broker.

     Incentive options granted under the Plan are not transferable or assignable other than by will or by the laws of descent and distribution. The Committee may permit non-qualified options to be transferred pursuant to a domestic relations order or to members of the optionee's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the optionees' immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish.

     If an optionee ceases to be employed or retained by the Company for any reason other than death or permanent disability, his options will expire on the earlier of three months from the date of such termination or expiration of the term of the option. During the period between the optionee's termination and expiration of the option, his options may only be exercised to the extent that they were exercisable on the date of such termination. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, his options will expire on the earlier of one year from the date of death or permanent disability or expiration of the term of the option, but can be exercised only to the extent that they could have been exercised on the date of death or permanent disability. The foregoing provisions regarding termination of options upon termination of employment, permanent disability or death may be varied by the Committee with respect to non-qualified options.

     The terms and conditions of the options are set forth in an agreement which is entered into between the Company and the optionee at the time an option is granted.

SALE, MERGER, CHANGE IN CONTROL

     In the event of the liquidation or dissolution of the Company, or upon any reorganization, merger or consolidation in which the Company is not the survivor, or upon the sale (by merger or otherwise) of substantially all of the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding option will terminate unless the surviving or acquiring company agrees to assume, or substitute equivalent awards for, all outstanding options. In such event, the Committee may, in its sole discretion, accelerate the vesting of outstanding options or give the optionees advance notice of such event.

     If a change in control of the Company occurs, all outstanding options will become exercisable in full. A change in control generally includes (i) the acquisition by a third party (by purchase, tender offer or merger) of 50% or more of the Company's outstanding voting stock, (ii) a change in a majority of the Board of Directors within a two year period, and (iii) the liquidation of the Company or the sale of all or substantially all of its assets.

DURATION AND MODIFICATION OF THE PLAN AND OPTIONS

     The Plan will remain in effect until all shares covered by options granted under the Plan have been purchased or all rights to acquire the shares have lapsed. No options may be granted under the Plan after February 13, 2007, although the Board of Directors may terminate the granting of options under the Plan at an earlier date or may amend or otherwise modify the Plan. Except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not, without shareholder approval, increase the total number of shares to be offered under the Plan or materially modify the eligible class of optionees.

     The Committee may modify or amend the terms of outstanding options, including changes in the vesting or exercise price of options, with the consent of the optionee.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain significant U.S. federal income tax consequences of the Plan based on currently applicable provisions of the Code and the regulations promulgated thereon.

     Grant of Stock Options. The grant of an option is not a taxable event to the optionee.

     Exercise of Non-Qualified Stock Options. An optionee will recognize ordinary income for federal income tax purposes on the date a non-qualified option is exercised. The amount of income recognized is equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares.

     The optionee's tax basis in the shares acquired upon the exercise of a non-qualified option is equal to the fair market value of the shares on the exercise date. The optionee will recognize capital gain or loss upon a sale or exchange of the option shares to the extent of any difference between the amount realized and the optionee's tax basis in the shares.

     Exercise of Incentive Stock Options. An optionee will not recognize income upon the exercise of an incentive option. However, the "spread" between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax.

     If the optionee does not dispose of the shares received upon exercise of the option within both the two-year period after the incentive option was granted and the one-year period after the exercise of the incentive option (the "ISO holding periods"), the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

     If the shares acquired upon exercise of an incentive option are disposed of before the end of the ISO holding periods, the disposition is a "disqualifying disposition" which results in the optionee recognizing ordinary income in an amount generally equal to the lesser of (i) the excess of the fair market value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

     Exercise of Stock Options Using Stock. The delivery of shares of Company Common Stock already owned by the optionee in payment of the exercise price of a non-qualified option will not result in taxable gain to the optionee, even if the shares delivered have appreciated in value from the time they were acquired. Instead, a portion of the shares received upon exercise (equal in number to the number of shares delivered) will have the same tax basis as, and will be deemed to have been acquired on the date of acquisition of, the shares delivered by the optionee. The optionee will recognize ordinary income equal to the fair market value of the shares received in excess of the number delivered. These additional shares will have a tax basis equal to their fair market value on the exercise date, and will be deemed to have been acquired on such date.

     The delivery of shares in payment of the exercise price of an incentive option generally will not result in the recognition of gain by the optionee with respect to the appreciated value of the delivered shares. However, if the shares delivered were acquired upon exercise of an incentive option and have not been held for the ISO holding periods, the delivery will constitute a disqualifying disposition of such shares. In any event, no income will be recognized at the time an incentive option is exercised with respect to the difference between the fair market value of the shares received and the aggregate exercise price.

     Under proposed Treasury Regulations, the number of shares acquired pursuant to the exercise of an incentive option equal to the number of shares surrendered will have a basis and a capital gains holding period equal to those of the shares surrendered. Shares acquired pursuant to the exercise of an incentive option in excess of the number tendered in payment of the exercise price will have a zero tax basis with a capital gains holding period beginning on the exercise date. If any shares acquired pursuant to a stock-for-stock exercise of an incentive option are sold or exchanged before satisfying the ISO holding periods, in determining the amount of ordinary income recognized, the zero basis shares will be deemed disposed of first.

     Excise Tax on Change in Control Payments. The Plan provides that in the event of a change in control, all outstanding options will vest and become immediately exercisable. Under Code Section 280G, an optionee who is a "disqualified individual" (a specified officer, shareholder or highly compensated individual of the Company) is subject to a 20% excise tax on any "excess parachute payments." Any payments that are contingent on a change in control that equal or exceed three times the disqualified individual's "base amount" (generally, such person's average annual taxable compensation from the Company in the preceding five years) are considered "parachute payments." The portion of the parachute payments that exceeds the disqualified individual's "base amount" is considered an "excess" parachute payment.

     Company Deductions. The Company (or its subsidiary) generally is entitled to a deduction for federal income tax purposes at the same time and in the same amount that the optionee recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. Neither the Company nor any subsidiary is entitled to a deduction with respect to payments that constitute excess parachute payments pursuant to Section 280G of the Code and that do not qualify as reasonable compensation pursuant to that section. To the extent that an excess parachute payment is not deductible and is paid to an executive officer whose compensation is subject to the deduction limitation of Code Section 162(m) discussed below, the $1,000,000 deduction limit will be reduced by such amount, but not below zero.

     Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 per year paid to each of its chief executive officer or any of its other four highest paid officers. Compensation which qualifies as performance-based compensation under the Code and Treasury regulations is not subject to the $1,000,000 deduction limit. Compensation which may be attributed to the exercise of options granted under the Plan prior to the approval of the proposed amendment may not qualify as performance-based compensation. Assuming the proposed amendment of the Plan is approved, the Company intends that compensation realized upon the exercise of options granted under the amended Plan will qualify as "performance-based" under Code Section 162(m).

     The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Code.

VOTE REQUIRED

     Under California corporate law, the affirmative vote of a majority of the shares represented and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum, is necessary for the approval of the amendment of the Plan. Abstentions and broker non-votes are not counted in determining the shares voted, but have the effect of a vote against the proposal if the shares voting in favor do not constitute at least a majority of the required quorum.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

         NAME             AGE                           POSITION
----------------------    ---        -----------------------------------------------
Michael Ziering           44         Chairman of the Board and Chief Executive
                                     Officer
Sidney A. Aroesty         54         Senior Vice President and Chief Operating
                                     Officer
Said El Shami             58         Senior Vice President, Research and
                                     Development and Chief Scientific Officer
James L. Brill            49         Vice President, Finance
Kathy J. Maugh            56         Vice President, Technical Operations
Nicholaas Arnold          49         Vice President, Sales and Marketing
Ira Ziering               42         Vice President, International
Robert DiTullio           47         Vice President, Regulatory Affairs and Quality
                                     Systems
Marilyn Ziering           69         Vice President, Marketing Communications
                                     and Secretary

     For information concerning the business experience of Michael Ziering, Sidney A. Aroesty and Ira Ziering, see "Election of Directors."

     Mr. El Shami joined the Company in 1978 as Assistant Director of Research, was elected Director of Research in 1980 and was elected Vice President, Research in 1982. Mr. El Shami was elected Senior Vice President, Research and Development in 1992 and Chief Scientific Officer in 1995.

     Mr. Brill joined the Company in 1999 as Vice President, Finance and Chief Financial Officer. Prior to joining the Company, Mr. Brill was Chief Financial Officer of Jaffra Cosmetics International from 1998 to 1999; Vice President, Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998; and Senior Vice President, Finance, Chief Financial Officer and a director of Merisel, Inc. from 1988 to 1996.

     Ms. Maugh joined the Company in 1986 as a Product Manager. In 1988 she became a Technical Manager for the Company's product support group. She was promoted to Director of Product Support in 1990, served as Vice President, Operations from 1992 through 2000, and was appointed Vice President, Technical Operations in 2001.

     Mr. Arnold was elected Vice President, Sales and Marketing in 1998. Mr. Arnold joined the Company's Dutch distributor in 1982 as a sales manager and he was appointed General Manager of the Company's affiliated distributors in The Netherlands and Belgium in 1989. He previously managed the Chemistry Laboratory for RIA testing at the Leyenburg Hospital in The Netherlands. Mr. Arnold has a degree in biochemistry from the Van't Hoff Institute, Rotterdam, The Netherlands.

     Mr. DiTullio was elected Vice President, Regulatory Affairs and Quality Systems, in February 2001. Mr. DiTullio joined the Company as Director of Quality and Regulatory Affairs when the Company acquired Cirrus Diagnostics in 1992, and he was promoted to Vice President, Quality and Regulatory Affairs of DPC Cirrus in 1999. Mr. DiTullio was previously Director of Quality Assurance with Pharmacia for eight years and he has a total of 27 years experience in the in vitro diagnostics industry.

     Mrs. Ziering joined the Company in 1973 as Secretary and served as Vice President, Marketing from 1979 until 1993 when she was elected Vice President, Marketing Communications. She served as a director of the Company from 1974 until 1998. Mrs. Ziering holds a masters degree from Syracuse University.

     Officers of the Company serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides compensation information with respect to the Chief Executive Officer and certain other persons who were executive officers during 2000 (the "Named Officers") for services in all capacities during fiscal years 2000, 1999 and 1998.

                                                  ANNUAL                     LONG-TERM
                                              COMPENSATION($)              COMPENSATION
                                    -----------------------------------   ---------------
                                                             OTHER          SECURITIES
                                                            ANNUAL          UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS    COMPENSATION(1)     OPTIONS(#)      COMPENSATION($)(2)
---------------------------  ----   --------   ------   ---------------   ---------------   ------------------
Michael Ziering              2000    400,000   60,000           --             40,000             25,500
  Chief Executive Officer    1999    240,000        0           --                  0             16,000
                             1998    220,000        0           --             20,000             16,000

Sidney A. Aroesty            2000    255,000   40,000           --             20,000             22,600
  Chief Operating Officer    1999    215,000        0       30,500                  0             16,000
                             1998    200,000        0       26,800             10,000             16,000

Said El Shami                2000    300,000   30,000           --                  0             23,500
  Senior Vice President,     1999    282,000        0           --                  0             16,000
  Research and Development   1998    266,000        0           --             20,000             16,000

James L. Brill               2000    210,000   30,000           --                  0             21,700
  Vice President, Finance    1999     91,040        0           --             40,000                  0

Nicholaas Arnold             2000    182,000   30,000           --                  0             19,445
  Vice President, Sales and  1999    180,000        0       22,300                  0             32,600
  Marketing                  1998    189,000        0       19,300             20,000             40,000

Sigi Ziering                 2000    377,671        0           --                  0            277,787
  Chairman of the Board      1999    385,000        0           --                  0             16,000
  (until 11/12/00)           1998    385,000        0           --                  0             16,000

---------------
(1) The amounts for Mr. Aroesty represent $20,800 in 1999 and $19,800 in 1998 for apartment rental expenses and $9,700 in 1999 and $7,000 in 1998 as the approximate value of automobile-related compensation. The amounts for Mr. Arnold represent $19,200 in 1999 and $14,400 in 1998 for apartment rental expenses and $3,100 in 1999 and $4,900 in 1998 as the approximate value of automobile-related compensation. While the other Named Officers enjoy certain perquisites, the amounts did not exceed 10% of each such person's salary plus bonus and, accordingly, such amounts have been omitted from the table as permitted by SEC rules.

(2) The amount in 2000 for Sigi Ziering includes a lump sum cash payment to Marilyn Ziering of $252,734 in lieu of 120 monthly payments of $3,000 payable to Dr. Ziering's surviving relatives pursuant to a retirement benefits agreement. The other amounts represent Company contributions to the 401(k), pension and profit sharing plans and, as to Mr. Arnold, also include employer contributions to pension and disability plans in The Netherlands in excess of statutory requirements.

FISCAL YEAR 2000 OPTION GRANTS

     Shown below is information regarding options granted to Named Officers in 2000.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                              NUMBER OF       % OF TOTAL                                 ANNUAL RATES OF STOCK
                              SECURITIES       OPTIONS                                   PRICE APPRECIATION FOR
                              UNDERLYING      GRANTED TO       EXERCISE                      OPTION TERM(2)
                               OPTIONS        EMPLOYEES        PRICE PER    EXPIRATION   ----------------------
            NAME              GRANTED(#)    IN FISCAL YEAR    SHARE($)(1)      DATE       5%($)        10%($)
----------------------------  ----------    --------------    -----------   ----------   --------    ----------
Michael Ziering                 40,000            20%            22.50        2/13/10    566,000     1,434,368
Sidney A. Aroesty               20,000            10%            22.50        2/13/10    283,000       717,184
Said El Shami                        0            --                --             --         --            --
James L. Brill                       0            --                --             --         --            --
Nicholaas Arnold                     0            --                --             --         --            --
Sigi Ziering                         0            --                --             --         --            --

---------------
(1) Market value on the date of grant.

(2) These values were determined in accordance with rules suggested by the SEC and are not intended to forecast the prices at which the Company's Common Stock could trade in the future. The actual realized value will depend on the amount by which the sales price of the shares exceeds the exercise price.

2000 OPTION EXERCISES AND YEAR-END OPTION VALUES

     Shown below is information regarding option exercises during 2000 and holdings of unexercised stock options at December 31, 2000 by the Named Officers.

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                         SHARES                         AT DECEMBER 31, 2000(#)          DECEMBER 31, 2000($)(1)
                       ACQUIRED ON       VALUE       ------------------------------    ----------------------------
        NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------  -----------    -----------    -----------      -------------    -----------    -------------
Michael Ziering               0             --         38,000            92,000         1,013,225       2,647,750
Sidney A. Aroesty             0             --          6,500            38,500           173,688       1,140,688
Said El Shami                 0             --         26,400            25,600           878,352         743,408
James L. Brill                0             --          4,000            36,000           114,748       1,032,732
Nicholaas Arnold          3,900         89,700          9,000            21,000           204,877         510,133
Sigi Ziering                  0             --              0                 0                 0               0

---------------
(1) Represents the difference between the aggregate market value on December 31, 2000 ($54.625 per share) and the aggregate exercise price.

     Options generally vest at the rate of 10% to 25% per year beginning one year after the date of grant and have ten-year terms. The options are subject to termination before the expiration date in the event of termination of employment and certain corporate events. All outstanding options will become immediately exercisable in the event of a change-in-control. The Stock Option Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule. Non-qualified options granted under the 1997 Stock Option Plan may, if so provided in the option agreement, be transferred pursuant to a domestic relations order or to members of the optionee's immediate family, charitable institutions or certain related trusts or other entities.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation policies are administered by the Compensation Committee and the Stock Option Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters. The Stock Option Committee is responsible for decisions concerning stock option grants to executive officers of the Company. During fiscal year 2000, the Compensation Committee met once and took action by written consent once. The Stock Option Committee took action by written consent numerous times. On December 1, 2000, the Board appointed a Sub-Committee of the Stock Option Committee to have authority with respect to the grant of stock options to executive officers.

     The compensation policy of the Company is to provide competitive levels of compensation that are influenced by corporate performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Bonuses are usually awarded when, in the Compensation Committee's judgment, the Company or a particular executive had meritorious performance during the year. The principal responsibility of the Compensation Committee is to determine the salary and bonus components of executive compensation, while the Stock Option Committee determines the stock option component.

     In early December 1999, the Compensation Committee approved an increase in the year 2000 salary of Michael Ziering, who was at the time serving as President and Chief Operating Officer, from $240,000 to $300,000, to reflect the increased demands and responsibilities of his position, and to adjust his level of compensation in light of the salary levels of other executive officers. When Michael Ziering subsequently assumed the position of Chief Executive Officer in mid-December 1999, his salary was not adjusted. However, in May 2000, the Compensation Committee re-evaluated Mr. Ziering's salary and approved an increase to $400,000 retroactive to January 1, 2000, which the Committee considered to be justified in light of his promotion and the Company's size and earnings. In December 2000, the Committee approved the award of bonuses to executive officers ranging from $20,000 to $60,000, including a $60,000 bonus to the Chief Executive Officer, in recognition of their contribution to the Company's superior financial performance during 2000.

     The 2000 salaries of the Company's other executive officers were principally based on the recommendations of the then Chief Executive Officer, Sigi Ziering, and reflected his assessment of the nature of each officer's position, contribution to the Company's overall performance, experience and tenure with the Company. The Committee evaluated such recommendations in light of the Company's overall financial performance in 1999 and the level of Company-wide employee compensation increases for 2000. The Company does not base annual salaries on the achievement of objective performance-related criteria.

     The objective of the Stock Option Committee in granting stock options is to provide long-term incentives through the opportunity to participate in the long-term increase in the market value of the Common Stock. Stock options typically have a term of ten years and become exercisable after one year in cumulative installments which have ranged from 10% to 25% for executive officers. Stock options are not awarded annually, but rather are awarded in recognition of outstanding performance, based on the Committee's and management's subjective evaluations, and as an incentive to attract new executives. When the Stock Option Committee decides to grant options, it also takes into account the amount and values of outstanding options and the amount of Common Stock held by the executive. The Stock Option Committee in office during most of 2000, comprised of Maxwell H. Salter and Sigi Ziering, awarded stock options to each of Michael Ziering and Sydney A. Aroesty in recognition of their promotions to Chief Executive Officer and Chief Operating Officer, respectively.

     Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of $1,000,000 that is not "performance-based." Options previously granted under the Company's stock option plans may not meet the requirements of performance-based compensation. Assuming the proposed amendment to the 1997 Stock Option Plan is approved by the shareholders, the Company intends that compensation realized upon exercise of stock options granted after such approval will qualify as performance-based compensation.

            The Compensation Committee
                Maxwell H. Salter
                 Frederick Frank
            The Stock Option Sub-Committee
                Maxwell H. Salter
                James D. Watson

               COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
               AND INSIDER PARTICIPATION AND RELATED TRANSACTIONS

     During 2000, the members of the Compensation Committee were Frederick Frank and Maxwell H. Salter, both of whom are non-employee directors of the Company, and Louis Colen, a shareholder of the Company. Frederick Frank, a director of the Company, is Vice Chairman of Lehman Brothers, Inc., an investment banking firm which has performed services for the Company in the past and which may, from time to time, provide services to the Company in the future.

     During 2000, the members of the Stock Option Committee were Maxwell H. Salter, a non-employee director of the Company, and Sigi Ziering, Chairman of the Board until November 2000. Dr. Ziering was the husband of Marilyn Ziering and the father of Michael Ziering and Ira Ziering, all of whom are executive officers of the Company. Information concerning the compensation paid to Dr. Ziering in 2000 is set forth in the Summary Compensation Table under "Executive Compensation." As Vice President, Marketing Communications, Marilyn Ziering was paid an annual salary of $135,000 in 2000. Ira Ziering, Vice President, International, was paid an annual salary of $150,000 and a bonus of $30,000 in 2000.

     Since 1981, the Company has leased its principal Los Angeles offices from a partnership comprised of Dr. Sigi Ziering, Marilyn Ziering, Michael Ziering, Ira Ziering, and other children of Dr. and Mrs. Ziering who are shareholders of the Company. During 2000, the Company paid $966,000 in rent to the Ziering partnership. The lease expires on December 31, 2002.

                          DPC STOCK PRICE PERFORMANCE

     Set forth below is a line graph which compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company's Common Stock for the five years ended December 31, 2000, with the S&P Composite-500 Stock Index and the S&P Small Cap Medical Products Index.

                                                   DIAGNOSTIC PRODUCTS                                    HEALTH CARE (MEDICAL
                                                       CORPORATION                S&P 500 INDEX            PRODS & SUPP)-SMALL
                                                   -------------------            -------------           --------------------
1995                                                     100.00                      100.00                      100.00
1996                                                      69.27                      122.96                      102.02
1997                                                      75.53                      163.98                      119.28
1998                                                      86.19                      210.85                      127.57
1999                                                      69.16                      255.21                      157.64
2000                                                     156.45                      231.98                      218.25

     The amounts in the foregoing table assume that the value of an investment in Diagnostic Products Corporation and each index was $100 on December 31, 1995. The annual amounts are based on monthly compounding with dividends reinvested.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 9, 2001 with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and Named Officer of the Company, and by all current directors and executive officers as a group.

                                                NUMBER
                                                  OF                PERCENTAGE
                  NAME*                        SHARES(1)            OWNERSHIP
                  -----                        ---------            ----------
Marilyn Ziering                                2,425,257(2)            17.4%
  5700 West 96th Street
  Los Angeles, California 90045

Maxwell H. Salter                                307,800                2.2

Sidney A. Aroesty                                 48,000(3)              **

Dr. James D. Watson                               54,234(4)              **

Michael Ziering                                  309,782(5)             2.2

Frederick Frank                                   49,999(6)              **

Said El Shami                                     28,099(7)              **

Nicholaas Arnold                                   9,000(8)              **

James L. Brill                                     5,400(9)              **

Ira Ziering                                      183,575(10)            1.3

All directors and executive officers
  as a group (12 persons)                      3,431,447(11)           24.3

Brown Capital Management, Inc.                 1,497,000(12)           10.7
  1201 N. Calvert Street
  Baltimore, Maryland 21202

Louis Colen                                      769,462                5.5
  2727 Krim Drive
  Los Angeles, California 90064

------------

   * Includes addresses of 5% or more shareholders.
  ** Less than 1%.

 (1) Includes shares allocated to each executive officer's individual account but held directly by the Company's 401(k) plan.

 (2) Includes 18,400 shares owned by Mrs. Ziering's mother-in-law, as to which beneficial ownership is disclaimed.

 (3) Includes 8,500 shares subject to options which are exercisable within 60 days.

 (4) Includes 19,999 shares subject to options which are exercisable within 60 days.

 (5) Includes 42,000 shares subject to options which are exercisable within 60 days, and 825 shares held by Mr. Ziering's wife, as to which beneficial ownership is disclaimed.

 (6) Includes 49,999 shares subject to options which are exercisable within 60 days.

 (7) Includes 26,400 shares subject to options which are exercisable within 60 days.

 (8) Includes 9,000 shares subject to options which are exercisable within 60 days.

 (9) Includes 4,000 shares subject to options which are exercisable within 60 days.

(10) Includes 13,000 shares subject to options which are exercisable within 60 days.

(11) See Notes above. Also includes 231 shares outstanding and 10,070 shares subject to options which are exercisable within 60 days held by executive officers not named in the foregoing table.

(12) Holdings at December 31, 2000 as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2001. According to such
     Schedule 13G, the shares are owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of the shares under SEC rules due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership by directors, executive officers and more than 10% shareholders. Based solely on written representations of its directors and executive officers and a review of copies of the reports they have filed with the Securities and Exchange Commission, the Company is aware of the following late filings: James D. Watson filed a late Form 4 regarding two transactions in 1999 and Sidney A. Aroesty and Nicholaas Arnold each filed a late Form 4 regarding two transactions in 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of three directors, all of whom are "independent" as defined in the listing standards of the New York Stock Exchange. The Committee met four times during 2000. The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The full responsibilities of the Committee are set forth in its charter, which is reviewed and updated annually by the Committee and approved by the Board. A copy of the charter is included as Appendix A to this Proxy Statement.

     In fulfilling its responsibilities with respect to the preparation of the Company's audited financial statements for fiscal year 2000, the Committee:

     - Discussed and considered the independence of the Company's independent auditors, including a review, as necessary, of all relationships and services which might bear on the objectivity of the auditor;

     - Received written affirmation that the auditor is independent in accordance with the requirements of Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees";

     - Discussed with management and the auditor the audit scope and process, and received and reviewed all reports in respect thereof;

     - Involved the outside auditor in the Committee's review and discussion of the Company's annual and quarterly financial statements and related reports with management;

     - Discussed with the independent auditor all matters required to be reviewed by auditing standards generally accepted in the United States, including the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, "Communications with Audit Committees" ("SAS 61"); and

     - Provided to the independent auditor full access to the Committee and the Board to report on any and all appropriate matters.

     Based on the review and discussions outlined above, the Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2000 be included in the Company's Annual Report on Form 10-K.

     Submitted by:  Frederick Frank
                 Maxwell H. Salter
                 James D. Watson

                     THE COMPANY'S AUDITORS AND AUDIT FEES

     It is the current intention of the Company's Board of Directors to select and retain Deloitte & Touche LLP as independent auditors of the Company for the current year. Deloitte & Touche LLP conducted the audit for the year ended December 31, 2000. A representative of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

     The aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

Audit fees.....................................     $355,500
Financial information systems design and
  implementation fees..........................     $156,700(1)
All other fees.................................     $428,100(1)(2)

---------------
(1) The Audit Committee considered whether the provision of these services is compatible with maintaining such firm's independence.

(2) Includes fees for tax return preparation, tax consulting and systems strategy and process reengineering.

                                   FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     In order for a shareholder proposal to be included in the Board of Directors' proxy statement and proxy for the Annual Meeting of Shareholders to be held in 2002, such proposal must be received no later than the close of business on November 30, 2001, at 5700 West 96th Street, Los Angeles, California 90045, Attention: Corporate Secretary, and such proposal must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

     If a shareholder submits a proposal at the Company's Annual Meeting of Shareholders to be held in 2002 other than in accordance with Rule 14a-8 and that shareholder does not provide notice of his proposal to the Company by February 14, 2002, the holders of any proxy solicited by the Company's Board of Directors for use at that meeting will have discretionary authority to vote with respect to that proposal without a description of the proposal in the Company's proxy statement for that meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies have authority to vote on such matters in accordance with their judgment and discretion.

                                         By Order of the Board of Directors

                                              MARILYN ZIERING
                                                 Secretary

Los Angeles, California
March 29, 2001

                                                                      APPENDIX A

                        DIAGNOSTIC PRODUCTS CORPORATION

                            AUDIT COMMITTEE CHARTER

     The audit committee is a committee of the Company's board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal controls which management and the board of directors have established and the audit process.

     In meeting its responsibilities, the audit committee is expected to:

          1. Provide an open avenue of communication between the independent accountants and the board of directors.

          2. Review and assess the adequacy of the committee's charter annually and recommend changes to the board of directors.

          3. Review the performance of the independent accountants and make recommendations to the board of directors regarding the appointment or termination of the independent accountants. The independent accountants shall be accountable to the board of directors and the audit committee. The board of directors, after due consideration of the audit committee's recommendations, shall have the authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

          4. Take appropriate action to oversee the independence of the independent accountants, including:

          - Ensuring its receipt, at least annually, of a formal written statement from the independent accountants which delineates all relationships between such accountants and the Company;

          - Reviewing and discussing any disclosed relationships or services that may impact the objectivity and independence of the independent accountants; and

          - Recommending appropriate action to the board of directors in response to the independent accountants' report to satisfy itself of such accountants' independence.

          5. Review and approve all fees to be paid to the independent accountants.

          6. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks.

          7. Consider, in consultation with the independent accountants, the audit scope and plan, including the matters required to be discussed by SAS 61.

          8. Review with the independent accountants the adequacy of the Company's internal controls and any related significant findings and recommendations together with management's responses thereto.

          9. Review with management and the independent accountants at the completion of the annual examination:

          - The Company's annual financial statements;

          - The independent accountants' audit of the financial statements and report thereto; and

          - Any serious difficulties or disputes with management encountered during the course of the audit.

          10. Consider and review with management any significant findings during the year, management's responses thereto and the need for internal auditing.

          11. After undertaking the review and consultations set forth in paragraphs 4, 7 and 9 above, recommend to the board of directors whether the audited financial statements should be included in the Company's annual report on Form 10-K.

          12. Review the Company's filings with the SEC and other published documents containing the Company's financial statements.

          13. Review with management and the independent accountants the Company's interim financial reports before they are filed with the SEC.

          14. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets.

          15. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

          16. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

          17. Prepare a report for inclusion in the annual proxy statement that describes the committee's composition and responsibilities and how they were discharged.

          18. Meet at least four times per year or more frequently as circumstances require.

          19. Perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

     The audit committee shall consist of at least three members of the board of directors who shall be designated by the full board of directors and who shall serve at the pleasure of the board. All members of the committee shall be "independent" with the meaning of Section 303.01 of the New York Stock Exchange Listed Company Manual and shall be financially literate. At least one member shall have accounting or related financial management expertise.

                         DIAGNOSTIC PRODUCTS CORPORATION

                             1997 STOCK OPTION PLAN

                      (As amended and restated May 8, 2001)



1.      PURPOSE

        The purpose of the Diagnostic Products Corporation 1997 Stock Option Plan (the "Plan") is to further the interests of Diagnostic Products Corporation (the "Company") and its Subsidiaries by strengthening the desire of Employees to continue their relationship with the Company and its Subsidiaries and by inducing individuals to become Employees of the Company and its Subsidiaries through stock options to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

 2.     DEFINITIONS

        Whenever used herein the following terms shall have the following meanings, respectively:

        (a) "Board" shall mean the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Committee" shall mean a Committee of at least two directors appointed by the Board, or if no such committee has been appointed reference to "Committee" shall be deemed to refer to the Board.

        (d) "Common Stock" shall mean the Company's Common Stock, no par value per share, as described in the Company's Articles of Incorporation, as amended from time to time.

        (e) "Company" shall mean Diagnostic Products Corporation, a California corporation.

        (f) "Employee" shall mean in connection with Non-Qualified Options, any officer, employee, consultant or advisor of the Company or any Subsidiary or Parent Corporation of the Company, and any director of the Company who is not an employee of the Company or any Subsidiary or Parent Corporation of the Company, it being understood that the Committee may in its discretion also grant Options to induce individuals to become and remain as Employees and that such persons, for purposes of receiving Non-Qualified Options hereunder, shall be deemed "Employees." In connection with Incentive Options under this Plan, the term Employee shall mean any individual who is employed, within the meaning of Section 3401 of the Code, by the Company or any Subsidiary or Parent Corporation of the Company.

        (g) "Fair Market Value Per Share" of the Company's Common Stock shall mean if the Company's Common Stock is publicly traded the mean between the highest and lowest quoted selling prices of the Common Stock on the date of the grant of the Option or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on the date of the grant of the Option. In any situation not covered above or if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in good faith based on uniform principles consistently applied.

        (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

        (i) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option or which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (j) "Option" shall mean an Incentive Option or a Non-Qualified Option. Each Option shall be evidenced by a written agreement executed by the Company which shall set forth the terms and conditions of such Option.

        (k) "Optionee" shall mean any Employee who has been granted an Option under the Plan.

        (l) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

        (m) "Permanent Disability" shall mean termination of employment with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

        (n) "Plan" shall mean the Diagnostic Products Corporation 1997 Stock Option Plan, as from time to time amended.

        (o) "Subsidiary", in the case of Incentive Options, shall have the meaning set forth in Section 424(f) of the Code (generally, 50% or more owned subsidiaries), and in the case of Non-Qualified Options, shall have the meaning of "subsidiary" in Rule 405 of Regulation C under the Securities Act of 1933, as amended (generally, a controlled affiliate).

3.      ADMINISTRATION

        (a) The Plan shall be administered either by the Board or, in the discretion of the Board, by a Committee; provided, however, that if a Committee has been appointed by the Board, the Board may take any action permitted to be taken by the Committee with respect to grants or other actions affecting Options for executive officers or directors of the Company. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

        (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by unanimous written consent of its members.

        (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, to determine the Optionees, the time or times an Option may be exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's authority shall include, without limitation, the right, in its discretion, to accelerate the exercisability of Options or reprice or exchange Options with the consent of the Optionee. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

        (d) The Company will indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

4.      NUMBER OF SHARES SUBJECT TO PLAN

        The stock to be offered under the Plan shall consist of up to 2,000,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

5.      ELIGIBILITY AND PARTICIPATION

        (a) The Committee shall determine the Employees to whom Options shall be granted, the time or times at which such Options shall be granted and, subject to subparagraph (c) hereof, the number of shares to be subject to each Option. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan.

        (b) In no event shall the aggregate fair market value (determined as of the time an Incentive Option is granted) of shares subject to Incentive Options held by an Optionee (granted under the Plan or under any other plan of the Company) that first become exercisable in any calendar year exceed $100,000. The portion of any purported Incentive Option which exceeds such limitation shall be deemed to be a Non-Qualified Option.

        (c) The maximum number of shares of Common Stock with respect to which Options may be granted to any Employee in any fiscal year of the Company shall be two hundred thousand (200,000) shares. In connection with an Employee's commencement of full-time employment with the Company, or any Subsidiary or Parent Corporation of the Company, an Employee may be granted Options for up to an additional two hundred thousand (200,000) shares, which shall not count against the limit set forth in the previous sentence. The foregoing share limitations shall be adjusted proportionately in connection with any change in the Company's capitalization or corporate structure pursuant to Section 16(a) hereof.

6.      PURCHASE PRICE

        The purchase price of each share covered by an Option shall be determined by the Committee on the date of grant; provided, however, that the purchase price of each share covered by each Incentive Option shall not be less than 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted; and provided, further, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7.      DURATION OF OPTIONS

        The expiration date of an Option shall not exceed 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire not more than 5 years from the date the Incentive Option is granted.

8.      EXERCISE OF OPTIONS

        An Option shall be exercisable in installments or otherwise upon such terms as the Committee shall in its discretion determine. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that the exercise of an Option shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in
Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

9.      METHOD OF EXERCISE

        (a) To the extent that the right to purchase shares has accrued, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof.

        (b) Payment of the purchase price for any shares pursuant to the exercise of an Option may be made in cash or by check or, in connection with subparagraphs (i) through (iv) where expressly approved by the Committee in advance, in its discretion, and where permitted by law:

               (i) by cancellation of indebtedness of the Company to the Optionee;

               (ii) by surrender of shares of Common Stock that have been owned by the Optionee for at least six months;

               (iii) by tender of a full recourse promissory note, which note shall be secured by the shares being purchased, contain such terms as may be approved by the Committee and bear interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

               (iv) by waiver of compensation due or accrued to the Optionee for services rendered;

               (v) provided that a public market for the Company's Common Stock exists:

                      (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or

                      (2) through a "margin" commitment from the Optionee and a
               NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or

               (vi) by any combination of the foregoing.

        If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company and, if requested by the Committee, a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the Optionee's exercise.

        (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10.     NON-TRANSFERABILITY OF OPTIONS

        (a) Except as otherwise expressly provided in Section 10(b) and in the agreement which evidences the Option, as the same may be amended, no Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee.

        (b) The Committee may permit Non-Qualified Options to be transferred pursuant to a domestic relations order or to members of the Optionee's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Optionee's immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made pursuant to a domestic relations order, or for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Options shall be subject to any and all transfer restrictions under the Code.

11.     CONTINUANCE OF EMPLOYMENT

        Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his status as an Employee of the Company or any Subsidiary or Parent Corporation of the Company or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12.     TERMINATION OF EMPLOYEE STATUS OTHER THAN BY DEATH OR PERMANENT
        DISABILITY

        Except as expressly approved by the Committee with respect to any Non-Qualified Option granted hereunder and set forth in the agreement evidencing such Option, if an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate not later than three months from the date on which such Optionee ceases to be an Employee unless such Optionee has been rehired by the Company and is an Employee on such date. Until the termination of the Option, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date he ceased to be an Employee and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof. The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination of Employee status for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or for other benefits shall not affect the termination date.

13.     DEATH OR PERMANENT DISABILITY OF OPTIONEE

        Except as expressly approved by the Committee with respect to any Non-Qualified Option granted hereunder and set forth in the agreement evidencing such Option, if an Optionee shall die at a time when he is an Employee or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Options granted to him under this Plan shall terminate not later than one year after the date of his death or termination of Employee status due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or termination due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14.     STOCK PURCHASE NOT FOR DISTRIBUTION

        Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option must agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.     PRIVILEGES OF STOCK OWNERSHIP

        No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.     ADJUSTMENTS/CHANGE IN CONTROL

        (a) If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof and the shares of Common Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

        (b) Notwithstanding the provisions of subsections (a) or (c) of this Section, the Plan and each outstanding Option shall terminate on the effective date of the dissolution or liquidation of the Company or any reorganization, merger or consolidation with one or more corporations or entities as a result of which the Company is not the surviving corporation, or any sale of all or substantially all the assets of the Company, or the sale (by merger or otherwise) of more than 80% of the then outstanding Common Stock, unless the surviving or acquiring corporation or other entity agrees to assume, or substitute equivalent awards for, all outstanding Options; provided that the Committee may, in its sole discretion, accelerate the vesting of any outstanding Option or give notice of such event to Optionees prior to the effective date of such event.

        (c) Upon a "Change in Control" (as hereinafter defined), all outstanding Options shall, subject to the provisions hereof, vest and become immediately 100% exercisable; provided, however, that this subsection (c) shall be null and void and there shall be no acceleration of the vesting of Options in the event of a Change in Control if the operation of this subsection (c) would preclude the Company from being able to utilize the pooling-of-interests method of accounting in any transaction. A "Change in Control" shall be deemed to have occurred if:

               (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any Company employee benefit plan, or any entity owned, directly or indirectly, by Company shareholders in substantially the same proportions as their ownership of the Company's voting securities), is or becomes the

"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of the Company's securities representing 50% or more of the combined voting power of the Company's then outstanding securities;

               (ii) a tender offer (for which a filing has been made with the Securities and Exchange Commission which purports to comply with the requirements of Section 14(d) of the Exchange Act and the rules thereunder) is made for the stock of the Company, upon the first to occur of (A) any time during the offer when the person (as defined in clause (i) above) making the offer owns or has accepted for payment securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any voting securities owned by such person, securities representing 50% or more of the combined voting power of the Company's outstanding securities when the offer terminates;

               (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directions, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
(ii), (iv) or (v) of this subsection (c)) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

               (iv) the Company's shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (v) the Company's shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        If any of the events enumerated in clauses (i) through (v) above occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the

Plan. The exercise of any portion of an Option which would not have been exercisable but for the occurrence of a Change in Control under clause (iv) or
(v) above shall be conditioned on the consummation of the transaction described in clause (iv) or (v) which caused the Change in Control to occur. If such transaction is abandoned, any and all conditional exercises of Options in accordance with this subsection (c) shall be deemed annulled and of no force or effect and to the extent any Option shall have vested solely by operation of this subsection (c), such vesting shall be deemed annulled and of no force or effect and the vesting provisions of such Option as in effect prior to the Change in Control shall be reinstated.

        (d) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.     AMENDMENT AND TERMINATION OF PLAN

        (a) The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment of the Plan shall be approved by the shareholders of the Company if the amendment would (i) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof, or (ii) materially modify the requirements as to eligibility for participation in the Plan.

        (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee under the Plan.

        (c) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Company.

18.     EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders, but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining the shareholders' approval of the adoption of the Plan. Notwithstanding the foregoing, shareholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board of Directors.

19.     TERM OF PLAN

        No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval of the Plan by the Company's shareholders.

        The Plan was adopted by the Board on February 14, 1997. The Plan was approved by the shareholders on May 5, 1997 and amended by the Board of Directors on September 8, 1999. Sections 4 and 5(c) were amended and added, respectively, and approved by the shareholders, on May 8, 2001.

PROXY


                        DIAGNOSTIC PRODUCTS CORPORATION

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 8, 2001

The undersigned hereby appoints MICHAEL ZIERING and SIDNEY A. AROESTY and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of DIAGNOSTIC PRODUCTS CORPORATION held of record by the undersigned on March 16, 2001, at the Annual Meeting of Shareholders of said Company to be held on May 8, 2001, or any adjournment thereof, as designated herein.

        (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)



--------------------------------------------------------------------------------
                          *   FOLD AND DETACH HERE   *

                                                             PLEASE MARK
                                                             YOUR VOTES AS  [X]
                                                             INDICATED IN
                                                             THIS EXAMPLE.

1.  ELECTION OF DIRECTORS

                        FOR ALL                    WITHHOLD
                    NOMINEES LISTED                AUTHORITY
                     BELOW (EXCEPT                to vote for
                       AS MARKED                  all nominees
                        TO THE                      Listed
                       CONTRARY                     below
                         BELOW                       [ ]
                          [ ]

    Nominees:  Sidney A. Aroesty, Frederick Frank, Maxwell H. Salter, Dr. James
               D. Watson, Ira Ziering, Michael Ziering

    To withheld authority to vote for any individual nominee, write that nominee's name on the space provided below.


    ____________________________________________________________________________

2.  APPROVAL OF AMENDMENT OF THE 1997 STOCK OPTION PLAN.

               FOR            AGAINST             ABSTAIN
               [ ]              [ ]                 [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAGNOSTIC PRODUCTS CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE AND FOR PROPOSAL NO. 2.

                                        YOU ARE URGED TO DATE, SIGN AND PROMPTLY
                                        RETURN THIS PROXY IN THE ENVELOPE
                                        PROVIDED. IT IS IMPORTANT FOR YOU TO BE
                                        REPRESENTED AT THIS MEETING. THE
                                        EXECUTION OF YOUR PROXY WILL NOT AFFECT
                                        YOUR RIGHT TO VOTE IN PERSON IF YOU ARE
                                        PRESENT AT THE MEETING.


Signature(s) _______________________________________________ Date ______________

IMPORTANT: Please sign as name appears herein. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person. Joint owners should each sign.


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                          *   FOLD AND DETACH HERE   *